EXHIBIT 99.C2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Post-Effective Amendment No. 16 to the Registration Statement on Form S-6 of our report dated January 9, 2009, relating to the financial statements and financial highlights of MidCap SPDR Trust, Series 1, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
February 24, 2009